CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into as of the 18th day of June, 2020, by and between 1347 Property Insurance Holdings, Inc. (the "Company") and Itasca Financial LLC ("IF"), it being acknowledged and agreed that Larry G. Swets, Jr. ("Consultant" or "Mr. Swets") would be providing the services described herein on behalf of IF.

WITNESSETH:

WHEREAS, on June 17, 2020 (the "Commencement Date"), the Board of Directors of the Company (the "Board") appointed Mr. Swets to act as interim Chief Executive Officer ("Interim CEO") of the Company as a result of the vacancy in the position of Chief Executive Officer. In making this appointment, the Board acknowledged Mr. Swets's executive leadership experience within the insurance/reinsurance and financial industry and further acknowledged that Mr. Swets shall continue to serve as a director of the Board; and

WHEREAS, Company believes that it would be beneficial to retain the services of Consultant; and

WHEREAS, the parties desire to reduce the terms of such consultant relationship to writing.

NOW, THEREFORE, in consideration of the foregoing and the terms, covenants, and conditions hereinafter set forth, the parties hereto, intending to be legally bound hereby, mutually agree as follows:

1. Term and Termination

1.1 Term. This Agreement shall terminate upon the earlier of: (i) the Company's hiring of a new Chief Executive Officer or (ii) the six-month anniversary of the Commencement Date, unless earlier terminated as provided in this Agreement (the "Term"). The Term may be extended by the mutual written consent of the parties.

1.2 Termination by Consultant or Company. Subject to any notice requirements applicable under Section 3 of this Agreement, either Consultant or the Company may terminate this Agreement with or without Cause, at any time upon fifteen (15) days' prior written notice to the other party. Upon any such termination, Consultant shall be entitled to only such payment as set forth in Section 3, below. The Company also may terminate this Agreement immediately in its sole discretion upon Consultant's material breach of Section 11 ("Noninterference with Business").

1.3 Survival. The rights and obligations contained in Section 5 ("Representations and Warranties"), and 10 ("Non-solicit of Employees") will survive any termination or expiration of this Agreement.

2. Scope of Consulting

The Company hereby confirms its engagement of Consultant, and Consultant hereby confirms his acceptance of such engagement, to act as the Company's Interim CEO and Principal Executive Officer. As Interim CEO, Consultant shall perform such services and duties (the "Services") as required by the Board, to whom he shall report. In addition, Consultant will remain on the Board, receiving the equity (and not the cash) compensation provided to the Board until he resigns or fails to be re-elected by the Company's stockholders. In the performance of the Services under this Agreement, the Company will rely on the Consultant to provide his best efforts and as much time as necessary to provide leadership for the Company. The time devoted to accomplish the duties hereunder shall be within the Consultant's control and it is expected that Consultant will provide the Services on an as needed basis.

3. Compensation

3.1 In consideration of the full and faithful performance of the Services herein covenanted, the Company agrees to pay Consultant the sum of $46,000 per month (the "Consulting Fees"). Payment for the remainder of the full Term will be provided if terminated for Good Reason by Consultant or upon a termination by the Company without Cause.

3.2 Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) "Cause" shall mean that the Consultant: (a) is convicted of, or pleads nolo contendere to, any felony or other offense involving moral turpitude or any crime related to his service, or commits any unlawful act of

personal dishonesty resulting in personal enrichment in respect of his relationship with the Company or any subsidiary or affiliate or otherwise detrimental to the Company in any material respect; (b) fails to consistently perform the Services in good faith and to the best of his ability; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this clause unless it has first provided the Consultant with written notice and an opportunity to cure such failure; (c) willfully disregards or fails to follow instructions from the Board to do any legal act related to the Company's business and/or the Services; (d) willfully disregards or violates material provisions of the Company's Code of Conduct or other corporate policies; or (e) exhibits habitual drunkenness or engages in substance abuse which in any way materially affects his ability to perform the Services.

(b) "Good Reason" shall mean that Consultant terminates this Agreement as a result of (i) (A) the Company making a material adverse change in the terms of this Agreement, (B) a material reduction of the Consulting Fees specified in this Agreement, or (C) the Company (or any successor thereto) materially breaching the terms of this Agreement, any of which events occurs without Consultant's written consent; (ii) Consultant provides written notice to the Board within the sixty (60) days immediately following such material change or reduction; (iii) such material change or reduction is not remedied by the Company within thirty (30) days following the Company's receipt of such written notice; and (iv) Consultant's termination of this Agreement is effective not later than ninety (90) days after the expiration of such thirty (30) day cure period.

3.3 In addition to the foregoing, the Company shall pay all of Consultant's reasonable expenses associated with the performance of the duties as Interim CEO. Invoices for the reimbursable expenses shall be sent to the Company's Chief Financial Officer no later than the tenth day of the month following each month. The Company shall pay Consultant's invoices within fifteen (15) days of the receipt thereof.

3.4 Consultant will forgo the cash compensation of board fees while serving as Consultant. Company will resume the cash component of board and committee fees immediately after the end of the Term or upon earlier termination. Consultant will remain serving as a director if continued to be elected by shareholders.

4. Ownership of Work Product

Consultant hereby assigns to the Company all right, title and interest in and to any work product created by Consultant, or to which Consultant contributes, pursuant to this Agreement (the "Work Product"), including all copyrights, trademarks and other intellectual property rights contained therein. Consultant agrees to execute, at the Company's request and expense, all documents and other instruments necessary or desirable to confirm such assignment. In the event that Consultant does not, for any reason, execute such documents within a reasonable time of the Company's request, Consultant hereby irrevocably appoints the Company as Consultant's attorney-in-fact for the purpose of executing such documents on Consultant's behalf, which appointment is coupled with an interest.

5. Representations and Warranties

Consultant represents and warrants that: (a) Consultant has the right and unrestricted ability to assign the Work Product to the Company as set forth in Section 4, and (b) the Work Product will not infringe upon any copyright, patent, trademark, right of publicity or privacy, or any other proprietary right of any person, whether contractual, statutory or common law.

6. Place of Work

It is understood that the Services will be rendered from the Company's offices, the Consultant's office and at third-party locations where appropriate.

7. Independent Contractor Relationship

Consultant's relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a partnership, agency, joint venture or employment relationship. Consultant will take no position with respect to or on any tax return or application for benefits, or in any proceeding directly or indirectly involving Company, that is inconsistent with Consultant being an independent contractor (and not an employee) of the Company. As Interim CEO, Consultant shall have authority to make binding decisions and contractual commitments on behalf of the Company consistent with the authority granted by the Board.

Consultant is not and will not be considered an employee of the Company, and as a result will not be entitled to benefits based on work performed under this Agreement provided by the Company to its employees including but not limited to life insurance, death benefits, accident or health insurance, qualified pension or retirement plans, or any other employee benefit. Consultant hereby waives any right to said Company employee benefits by executing this Agreement. If, notwithstanding the foregoing, Consultant is reclassified as an employee of Company, or any affiliate of Company, by the U.S. Internal Revenue Service, the U.S. Department of Labor, or any other federal or state or foreign agency as the result of any administrative or judicial proceeding, Consultant agrees that Consultant will not, as the result of such reclassification, be entitled to or eligible for, on either a prospective or a retrospective basis, any employee benefits under any plans or programs established or maintained by the Company.

Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement. Consultant will comply with all applicable federal, state, local, and foreign laws governing self-employed individuals, including laws requiring the payment of taxes, such as income and employment taxes, and social security, disability, and other contributions. No part of Consultant's compensation will be subject to withholding by the Company for the payment of any social security, federal, state or any other employee payroll taxes. The Company will regularly report amounts paid to Consultant by filing Form 1099-MISC with the Internal Revenue Service as required by law.

8. Confidentiality and Return of Property

Mr. Swets, recognizes that the work in which he will be engaged under this Agreement is of a proprietary nature. During the Term, IF and Consultant may have access to or become familiar with information of a confidential or proprietary nature that pertains to the business operations of the Company, its affiliates and its and their respective clients ("Confidential Information"). Such Confidential Information includes, but is not limited to, the following: information about clients; client relationships and prospective clients; information about pending or completed matters; Company programs, policies, manuals and forms; Company operations; information relating to Company employees; and any other trade secrets, inventions, know-how, processes, ideas, concepts and methodologies. Confidential Information does not include information that (i) is or becomes generally available to the public other than as a result of disclosure by Consultant or IF or (ii) was or becomes available to Consultant or IF on a non-confidential basis from a third party provided that such third party is not bound by a confidentiality agreement with the Company or otherwise prohibited from transmitting the information to Consultant or IF by a contractual, legal or fiduciary obligation to the Company with respect to the information to Consultant or IF or (iii) is, or Consultant or IF can demonstrate was, independently acquired, developed or conceived of by Consultant or IF or any of its representatives without reference to the Confidential Information. IF and Consultant hereby agree not to disclose any Confidential Information, directly or indirectly, or use it in any way, either during the Term or at any time thereafter, except as required by law, rule, regulation, regulatory body or legal process or in the performance of the Services.

IF and Consultant agree that upon expiration of the Term for any reason and upon request by the Company at any time, IF and Consultant will, as promptly as practicable, (i) return to the Company all documents, memoranda, files, computer disks or electronic storage devices, property, data and other materials (and all copies of such materials), in any form or media sent to or produced by or on behalf of the Company, its affiliates and/or its and their respective clients or containing Confidential Information or otherwise belonging to the Company, its affiliates and its and their respective investments, investors or clients and (ii) delete from Consultant's own devices and accounts all additional electronic copies of the Confidential Information.

The obligations under this Section 8 shall survive the termination of this Agreement.

9. Outside Interests

The Company acknowledges and agrees that Consultant's provision of Services hereunder is non-exclusive and IF and Consultant currently have multiple interests and engagements that may be conflicting or competing with the Company. IF and Consultant shall also be entitled to enter into contracts for service or employment with other entities from time to time, subject to compliance with the terms outlined in this Agreement and continued provision of the Services to the reasonable satisfaction of the Company.

10. Non-solicit of Employees

During this Agreement, and for a period of six months immediately following its termination, IF and Consultant agree not to solicit or induce any employee or independent contractor to terminate or breach an employment, contractual or other relationship with the Company.

11. Successors and Assigns

Neither IF nor Consultant may subcontract or otherwise delegate its obligations under this Agreement without the Company's prior written consent. Subject to the foregoing, this Agreement will be for the benefit of the Company's successors and assigns, and will be binding on assignees of IF and Consultant.

12. Waiver

The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant, or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

13. Notice

All notices to be provided hereunder shall be in writing and delivered and mailed to the parties at the address that each party provides the other from time to time in writing.

14. Indemnification

The parties hereto also expressly agree that IF and Consultant, including any officer, director, partner, principal, employee, agent or other affiliate of IF and Consultant, (each hereinafter referred to as an "Indemnitee") shall not have any liability, responsibility or accountability whatsoever in damages or otherwise to the shareholders of Company or to Company (including its affiliates) for any debt, obligation, or liability of, or loss suffered by Company or its affiliates that arises out of any act or omission performed or omitted by such Indemnitee, except to the extent of acts or omissions that constitute fraud, gross negligence, willful misconduct or a knowing violation of law by such Indemnitee. Each Indemnitee shall be indemnified by Company, and Company hereby agrees to defend, indemnify, pay, protect and hold harmless the Indemnitee (on the demand of and to the satisfaction of such Indemnitee), to the fullest amount available or permitted under law, from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature arising by reason of the fact that such Indemnitee is or was providing Services to Company (including its affiliates) or is or was serving as a director, officer or other representative of Company or a subsidiary of Company at the request of Company except to the extent of acts or omissions that constitute fraud, gross negligence, willful misconduct or a knowing violation of law by such Indemnitee. The foregoing indemnification includes, without limitation, all reasonable legal fees, costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnitee or Company (including its affiliates) and all costs of investigation in connection therewith that may be imposed on, incurred by or asserted against the Indemnitee or Company (including its affiliates) in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of Company (including its affiliates), or on the part of the Indemnitee, except to the extent of acts or omissions that constitute fraud, gross negligence, willful misconduct or a knowing violation of law by such Indemnitee. If any action, suit or proceeding shall be brought, filed, served, or be pending against Company (including its affiliates) or the Indemnitee relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on either of their parts, the Indemnitee shall have the right to employ, at the sole expense of Company, separate counsel of its choice in such action, suit or proceeding.

Any expenses (including reasonable attorneys' fees) incurred by any Indemnitee in defending any action, suit or proceeding shall be paid by the Company in advance of the final disposition of such matter if such Indemnitee expressly agrees to repay in full all such amounts if such Indemnitee shall ultimately be determined not to be entitled to indemnification under this Agreement.

15. Miscellaneous

15.1 This Agreement is governed by the laws of the State of Delaware without reference to any conflict of laws principles that would require the application of the laws of any other jurisdiction. Consultant irrevocably

consents to the personal jurisdiction of the state and federal courts located in Delaware for any suit or action arising from or related to this Agreement, and waives any right Consultant may have to object to the venue of such courts. Consultant further agrees that these courts will have exclusive jurisdiction over any such suit or action initiated by Consultant against Company.

15.2 This Agreement forms the complete and exclusive statement of IF's and Consultant's agreement with the Company concerning the subject matter hereof. The terms in this Agreement supersede any other representations or agreements made to IF and Consultant by any party whether oral or written. The terms of this Agreement cannot be changed without written agreement signed by IF, Consultant and a duly authorized officer of the Company.

15.3 In case any provision contained in this Agreement shall, for any reason, be held invalid or unenforceable in any respect, such provision will be construed and enforced so as to render it valid and enforceable consistent with the general intent of the parties insofar as possible under applicable law.

15.4 IF's and Consultant's obligations under this Agreement are of a unique character that gives them particular value; breach of any of such obligations will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and, in the event of such breach, the Company will be entitled to injunctive relief and/or a decree for specific performance, and such other and further relief as may be proper (including monetary damages if appropriate).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:

1347 Property Insurance Holdings, Inc.

By: [signature]

Name: D. Kyle Cerminara

Title: Chairman

Consultant:

Itasca Financial LLC

[signature]

By: Larry G. Swets, Jr.

Title: Managing Member

Larry G. Swets, Jr., in his individual capacity (solely in regard to Sections 8, 9 and 10 of this Agreement)

[signature]

By: Larry G. Swets, Jr.